UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

OPENLANE, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street, Suite 500
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Changes

On June 13, 2024, OPENLANE, Inc. (the “Company”) implemented certain organizational leadership changes. Sriram Subrahmanyam, the Company’s Executive Vice President, Operations and President, Services and International Markets, and Scott A. Anderson, the Company’s Chief Accounting Officer and principal accounting officer, will depart from the Company but are expected to remain with the Company in transitional roles through the end of the third quarter and calendar year (or such other later dates as the Company may agree), respectively. Pursuant to the terms of their employment agreements with the Company, Messrs. Subrahmanyam and Anderson are each entitled to the severance benefits described in section 5 of his respective employment agreement.

Dwayne Price will serve as Chief Accounting Officer and principal accounting officer of the Company, effective June 23, 2024. Mr. Price currently serves as the Company’s Vice President, Financial Planning and Analysis and has served in positions of increasing responsibility with the Company and its subsidiaries since 2004.

Director Election

On June 17, 2024, the Board of Directors (the “Board”) of the Company increased the size of the Board to nine (9) directors and elected Randy Altschuler as a director of the Company, effective immediately. Mr. Altschuler will serve for a term expiring at the 2025 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.

Mr. Altschuler, age 53, co-founded and has served as Chief Executive Officer and a member of the Board of Directors of Xometry, Inc., a global AI-powered marketplace provider for the manufacturing industry, since May 2013. Prior to co-founding Xometry, Mr. Altschuler served as the co-founder and Executive Chairman of CloudBlue Technologies, Inc., a provider of recycling services for electronic equipment, from January 2008 to September 2013. Prior to CloudBlue, Mr. Altschuler was the co-founder and Co-Chief Executive Officer of OfficeTiger, Inc., a global business process outsourcing company, from 2000 to 2007. Mr. Altschuler received a B.A. from Princeton University and an M.B.A. from Harvard Business School.

In connection with his appointment to the Board, Mr. Altschuler will be entitled to receive cash and equity compensation as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. There are no arrangements or understandings between Mr. Altschuler and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Altschuler that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 20, 2024	OPENLANE, Inc.

/s/ Charles S. Coleman
Charles S. Coleman Executive Vice President, Chief Legal Officer and Secretary